Electronically Filed
5/16/2025 12:10 PM
Steven D. Grierson
CLERK OF THE COURT

RRPT
GARMAN TURNER GORDON LLP
WILLIAM M. NOALL
Nevada Bar No. 3549
Email: wnoall@gtg.legal
DYLAN T. CICILIANO
Nevada Bar No. 12348
Email: dciciliano@gtg.legal
MARGARITA ELIAS
Nevada Bar No. 14867
Email: melias@gtg.legal
7251 Amigo Drive, Suite 210
Las Vegas, Nevada 89119
Tel: (725) 777-3000
Fax: (725) 777-3112
Attorneys for Receiver Paul Strickland

DISTRICT COURT

CLARK COUNTY, NEVADA

WHITE ROCKS (BVI) HOLDINGS INC., *et al.*,

Plaintiffs,

vs.

DAVID REICHMAN, KATHY M. GRIFFIN, FRANK BENINTENDO, DONALD GILBERT, DOES I THROUGH X, INCLUSIVE, and ROE CORPORATIONS I THROUGH X, inclusive,

Defendants,

GLOBAL TECH INDUSTRIES GROUP, INC.,

Nominal Defendant.

CASE NO.: A-24-896359-B
DEPT NO.: XVI

RECEIVER'S FOURTH INTERIM REPORT

(NO HEARING REQUESTED)

Receiver Paul Strickland ("Receiver"), as an equity receiver over Global Tech Industries Group, Inc. ("GTII"), by and through his counsel, the law firm of Garman Turner Gordon LLP, hereby files his Fourth Interim Report of the activities and initial preliminary findings of the Receiver in furtherance of carrying out the duties imposed by that certain *Order Appointing Receiver* (the "Receivership Order") dated on or about September 18, 2024, in the above-captioned action.

I. INTRODUCTION

Pursuant to the Receivership Order, the Receiver is the Court-Appointed Receiver of Global Tech Industries Group, Inc. ("GTII" or the "Company"). As stated in the Receiver's First Interim Report dated October 7, 2024 (hereinafter, the "First Report"), his primary goal has been to identify, locate, secure and stabilize the Receivership Assets in order to preserve their value. A secondary goal has been to work towards completing the Company's audit and bring the Company back into compliance with SEC reporting guidelines. Part of the work to complete the audit has been identifying and understanding the waste and possible misappropriation of Company assets and resources. The Receiver's third goal is to investigate possible wrongdoing of the former officers and directors (including friends and family involved in GTII's business or stock transfers or sales) and other affiliates of the Company. Lastly, the Fourth major stated goal of this Receivership is to chart a path out of the Receivership and bring a meaningful transaction into GTII so that it may operate as a fully-functioning, sustaining, and viable business that delivers to the shareholders tangible value. The following is the Fourth Interim Report summarizing the results of my material activities and investigation following the filing of the First Report. This report is made in connection with several other actions by the Receiver, including establishing a claims procedure and a motion to address shares that the Receiver believes were inappropriately issued.

a. Audit Matters

As of January 8, 2025, the Receiver retained Barton CPA, PLLC as GTII's new auditor. GTII's audit will only focus on the years 2023 and 2024. Richard Hawkins, the Receiver's Forensic Accountant and lead on the GTII audit, has been working diligently with the audit firm

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

to finalize the audit. A draft of the Company's 10k annual report that will ultimately include audited financials for 2023 and 2024 was submitted to the SEC prior to the deadline, with extension to file, of April 15, 2025. The audit has been delayed due to some information not being available to the Receiver, which has now been resolved at the time of writing, and delays in the audit firm receiving confirmation letters from counterparties, primarily counsel, including counsel to GTII and the individual defendants in this lawsuit. Currently, the following lawyers have not responded to GTII's audit requests, which has delayed the completion of the Audit:

Matthew Simon, Esq.

Jack A. Fattal, Esq.

Robert Hantman, Esq

Terri Pham, Esq of-Enenstein Pham Glass & Rabbat

Alan M. Pollack, Esq. of Warshaw Burstein, LLP

The Receiver believes that their failure to respond violates the Receivership Order and that an order from the Court directing their response would assist GTII and the Receiver complete this crucial element of the Receivership.

b. Subpoenas

To Date have sent subpoenas to the following financial institutions:

JP Morgan Chase Bank, N.A., Fidelity Brokerage Services LLC, Flagstar Bank, N.A., TD Bank, N.A. American Express, Charles Schwab & Co., Inc., US Bank, N.A., Citibank, N.A., Bank of America, N.A., Barclays Bank, City National Bank, Citizens Bank, N.A., Wells Fargo Bank, N.A., Capital One, N.A., Coinbase, Inc., Morgan Stanley & Co., Mountain America Credit Union.

To date, counsel is following up on subpoenas that remain outstanding. The Receiver anticipates additional discovery with respect to claims made by any alleged creditors, as well as discovery related to the issuance of certain third-party shares.

c. The Receiver's Marshalling of Assets

1. As previously reported in the First and Second Interim Reports, $9,504.95 was in a CITIBank Account 6873803248 belonging to GTII. The Receiver finally gained control over

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

this bank account on April 2, 2025.

2. At the time of this report, the Receiver has successfully recovered a total of $1,383,364.03 in cash assets, having recently recovered $2,278.29 from lawyer Jack Fattal and $678,856.45 from Dot8, Inc.

3. The Receiver recovered an additional $67,085.32 from Justine Reichman that was being held in a Wells Fargo bank account. On November 22, 2023, Mr. Reichman, acting on behalf of GTII transferred $395,000 from GTII's CITIBank account to an account held by his daughter Justine Reichman ("Ms. Reichman") at Wells Fargo bank. From the Wells Fargo account, $327,914.68 of the funds were used to improve Mr. Reichman's Wilshire Ave condominium in Los Angeles (the "Condo") in Los Angeles, California, and/or were sent to Garrett Hunter, an architect that has worked for both Mr. Reichman and Justine Reichman. It is believed that part of the $327,914.68 was used to purchase furniture that is being stored by Garrett Hunter in Los Angeles. Much or some of that furniture was "booked" in GTII's records as meeting expenses. The Receiver has sought to inspect the storage unit and sought records from Garrett Hunter, who has thus far resisted or avoided the subpoena. The Receiver is seeking to recover the $327,914.68.

4. The Receiver has taken full possession of the Land Rover Range Rover Sport purchased with Company assets. Judge Williams approved the liquidation of the vehicle at the February 28 hearing. The estimated value of the vehicle is $100,000. Parties interested in purchasing the vehicles should contact the Receiver.

5. At the time of writing, the Receiver has successfully recovered **more than 21 million** shares of GTII stock from the following parties.

275,000	Cedars-Sinai Medical Center
14,850,000	Internet Capital- Warren Markowitz
149,832	Alexandra Zaloum
320,000	Hemalee Patel
6,001,386	DOT 8

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

6. It is the Receiver's opinion that there are roughly 178,000,000 shares issued to parties that the Receiver will ultimately seek to recover and/or clawback. This includes shares from insiders, as well as parties that conducted business with GTII. A Procedural Motion has been filed with the court that sets out the process by which the Receiver will seek to clawback shares held by a group of shareholders identified as problematic. To the extent that the identified shares are not voluntarily returned, the Receiver will pursue legal actions. To address concerns raised by certain parties, it is the expectation that the Court will resolve any dispute with respect to any shares disputed by the Receiver (or others).

7. As mentioned in the Second Interim Report, the company known as Astra Energy, Inc. (ASRE) has offered $225,000.00 as a settlement for the defaulted loan it owes the Company. The loan is personally guaranteed by Ron Loudon, CEO of ASRE. The Receiver was notified by Mr. Loudon that the settlement payment would be forthcoming the week of March 3, 2025. Subsequently, Mr. Loudon has ceased communicating with the Receiver. Mr. Loudon resides in Vancouver B.C. Canada and purported to guaranty the loan on behalf of ASRE, a Nevada registered corporation, with offices in Florida. The Receiver intends on bringing an action against ASRE and Mr. Loudon.

8. To date, the Receiver has discovered $2,923,237.11 in illicit stock sales by Dot8, Inc., a Wyoming entity ("Dot8 WY") established by the former board of directors of GTII, and according to one email purportedly given to Ms. Justine Reichman for $1.00; $3,554,387.08 of illicit stock sales by Mark Richardson for the benefit of Mr. Reichman; $2,000,000 of illicit stock sales by Internet Capital/Warren Markowitz for the benefit of Mr. Markowitz and Mr. Reichman; $5,249,910.65 in illicit stock sales by Justine Reichman; and $230,208.58 in illicit stock sales by Mr. Reichman directly via undisclosed buying and selling in his personal Schwab account. The present total of illicit stock sales by or for the benefit of the Reichman's is $13,957,743.42.

9. Prior to 2018, GTII received various funds from third-parties, including Robin Beeso, and her affiliated entities, including the Robin Beeso Trust, Richly Deserved, Rab Electronics, Steven Paul Facilitation Trust, and Highest Star Investments. As stated in a prior report, Ms. Beeso and Mr. Reichman had a close personal or romantic relationship. The Receiver

is investigating the transactions, but it appears that funds obtained from Ms. Beeso were used to finance Mr. Reichman's lifestyle. In addition, the Receiver believes that Mr. Reichman was using Ms. Beeso's American Express or other points to travel and to pay for his living expenses at the Beverly Hills Hilton. Ms. Beeso also provided Mr. Reichman with a Bentley, which the receiver understands to be in Mr. Reichman's possession. It appears that Mr. Reichman would repay Ms. Beeso for her "loans" through significant stock issuances. Importantly, Ms. Beeso's estate, entities or affiliates hold 11,860,000 shares. The Receiver believes that those shares are directly attributable to expenses incurred for the benefit of Mr. Reichman.

10. In 2022, GTII received **$3,271,682.25** in warrant sale proceeds. (See table below). These funds were deposited into the Company's newly opened TD Bank account. That account was opened in March of 2022. From that time, all but $152,000 of the funds were spent and the Receiver recovered those funds. Said differently, GTII spent **$3,120,000** in 2.5 years, despite having no functioning business operations. During that time **$715,527.82** in AMEX payments were made to cards Mr. Reichman controls. **$373,289.15** in CITIBank credit card payments were made. The Receiver has subsequently received the AMEX and CITIBANK credit card statements and continue to analyze the true nature of the nearly $1,100,000 in spending. The initial analysis reflects hundreds of thousands of dollars in personal expenses that are seemingly unrelated to any legitimate GTII business. As previously discussed, while Mr. Reichman claimed to be deferring his income, in reality, he was using GTII assets to pay every facet of his life, including living at luxury hotels, paying for a Porsche and a Range Rover, and hundreds of thousands in dining expenses. The Receiver will seek to recover any expenses that are clearly not related to GTII's business.

Warrant Sale Proceeds	
12/01/2022	$181,295.00
12/27/2022	$2,185.00
11/01/2022	$2,816,900.00
10/18/2022	$237,178.25

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

10/24/2022	$25,249.00
04/01/2022	$8,875.00
	$3,271,682.25

d. Investigation of Stock Price Volatility

GTII is a Nevada corporation that is publicly traded on the OTC Markets Group market exchange ("OTC"). As part of the Receiver's duties, he has attempted to understand the history of how GTII came to be in receivership. GTII's history is wrought with failed or ill-fated acquisitions and lawsuits, as well as questionable issuances of stock. While GTII has never had meaningful operations and always had sizeable expenditures, it has experienced significant runs in its stock price over the past decade, which created a diverse shareholder base:


0.14 USD May 14, 2025
5
4
3
2
1
0
2004
2007
2012
2016
2019
2022
2025
Open 0.14
High 0.14
Low 0.14
Mkt cap 51.79M
P/E ratio -
Div yield -
52-wk high 0.19
52-wk low 0.00010

The volatility of the stock price also created considerable consternation amongst the shareholders and resentment toward prior management. The evidence uncovered by the Receiver strongly suggests that prior management and their friends and family benefited greatly from the surges in stock prices, while current stockholders were left with little to no value. While in and of itself not determinative, the Receiver has explored the history of the company for evidence of whether wrongdoing has occurred or whether it is a mere confluence of events—a so called coincidence where controlling parties and their families timed the market perfectly. There have been many rumors, including a concerted effort to pump and dump the stock, as well as theories regarding short sellers and stock manipulation by promoters and other industry specialists.

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

At this time, the Receiver has not reached a definitive conclusion as to what caused the surges and falls in stock prices and believes there may have been several contributing factors. The Receiver continues to have ongoing discussions with numerous individuals that have direct knowledge of the events that precipitated the rapid increase in GTII's stock price. During that period, GTII did not have any meaningful revenue or operations. There were likewise no discernable events that in the Receiver's experience would have justified the increase in stock price. However, prior to these events, stock was prodigiously issued to insiders and their family members and the Receiver has found little to no corresponding value having been received by GTII. Whether a part of a scheme to enrich themselves or just gifts—which should not have occurred, the stock issues yielded millions in value to the insiders and their families. The initial investigation therefore focused on potential causes of the sudden rise in the stock price and then fall.

According to Tom Coleman, a former GTII business associate, the rapid rise and decline of GTII's stock began in December 2020. At that time, GTII entered into a consulting agreement with International Monetary, headed by Blaine Riley. International Monetary is an investor relations and consulting company. Their job was to promote GTII and generate investor interest. Despite the fact that GTII had no operations or much to speak of in the way of investments, International Monetary attracted investor interest. GTII's stock price quickly climbed. It is unclear what means International Monetary used to attract investors.

This activity, however, caught the attention of many professional investors and people active in the small-cap sector. GTII engaged numerous deal finders to locate business opportunities, including Salvatore Lauria, Frank Giuffrida, Elias Argyropoulos (now deceased), Demetri Argyropoulos, Tommy Wang, Russ Kirzner, and others. And throughout my investigation, Mr. Reichman and Ms. Griffin, through pleadings or conversations with counsel, have called into question the actions of Salvatore Lauria[1] and Tommy Wang. Specifically, questions have been raised regarding how Mr. Lauria and Mr. Wang received shares. Of note,

[1] Specific reference was made to Mr. Lauria's criminal history, which while something the Receiver investigated, is also relevant to the fact that Mr. Lauria's criminal history was well known prior to his retention by GTII.

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

GTII's prior management caused the issuance of shares. Mr. Lauria was issued shares nearly a decade prior to the Receivership and acquired shares directly or indirectly. Mr. Wang was issued shares in relation to proposed deals, and purchased shares directly or indirectly.

Generally, the deal finders above introduced numerous potential transactions to GTII, which appear to have included quality leads. In exchange, some deal finders received stock from prior management which remain a central focus of the Receiver's inquires.[2]

Each time a pattern emerged; GTII would announce a potential deal, then a transaction letter of intent was announced, time would elapse, press releases would go out, and nothing would happen. Each time, GTII, and specifically Mr. Reichman, would then scuttle the deal for some reason or another, and then announce a new potential transaction, letter of intent, press releases, and the cycle would begin again. Often litigation would then ensue. This went on for the better part of 4 years and each new announcement would attract the attention of the market.

At a certain point, it is the Receiver's belief that the large investors, worried that the market was being manipulated by short-sellers, convinced GTII and Mr. Reichman that flushing out short-sellers with the hopes that it would "squeeze" higher and launching litigation against brokerage firms that were suspected of "naked short selling" were good strategies. To that end, there have been persistent rumors that there was substantial shorting in the market and potentially naked shorting. The primary culprit was rumored to be Alpine Securities Corporation ("Alpine"). In November 2022, the Securities and Exchange Commission ("SEC") reported that Alpine held a "concentrated short position in GTII" that caused Alpine to fall below the backtesting target. Other rumors suggested that officers and directors, as well as insiders, may have been behind the short positions. Even if true, this does not appear to tell the whole story.

It is the Receiver's emerging belief that the downward pressure on GTII's stock and the increase in dilution was not due to short sellers, but was instead due to the heavy and unchecked

[2] As set forth in a concurrently filed motion regarding shares, where the Receiver has questions or concerns with whether shares were properly issued and/or whether the services were provided that justified issuance or retention of the shares is appropriate, those questions have been raised. The Receiver remains unbiased and is pursuing all claims regardless of the alleged wrongdoer. The Receiver continues to encourage parties and third-parties to bring forth evidence regarding any alleged injury caused by or caused to GTII, regardless of the source.

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

sales by GTII's officer's friends and family. These efforts were well coordinate at GTII, as GTII directed counsel to have restrictions removed. At the same time, there was also a concerted effort by GTII, and specifically Mr. Reichman, to block other rightful shareholders from selling. This was accompanied by lawsuits where GTII and Mr. Reichman personally would seek to enjoin GTII's transfer agent from taking action. For instance, International Monetary was blocked from selling shares, only to prevail later in court. Additionally, by personally holding the stock certificates of dozens of shareholders, GTII successfully prevented those shareholders from ever being able to sell their shares and kept them out of the market. In fact, the Receiver questions whether those GTII shareholders whose certificates are withheld know they are GTII shareholders. To resolve litigation, it also appears that GTII required shareholders to "donate" shares to the dubious non-profit The Hans & Rosey Epstein Memorial Committee, Inc., which Mr. Reichman controls. It is the Receiver's belief that through these various means, GTII may have manipulated the market and kept share prices high to permit various entities, family members, friends and cut-outs controlled by GTII's officers and directors to cash in to the tunes of millions.

e. Officer and Director relationships and joint liability.

GTII's board of directors frequently issued GTII stock. Of greatest concern are stock issuances to officers' affiliates, friends and family members, as they raise a specter of impropriety and potential concerns with insider trading. From GTII's SEC disclosures, it was not readily apparent who was receiving shares just that they were issued. The market would therefore be unable to determine what was actually occurring. Moreover, GTII undertook significant efforts to further manipulate holdings to avoid disclosure (*see* NOBO Lists). Accordingly, the Receiver had to track the accumulation of shares by shareholders and further investigate stock sales. What became clear is that Mr. Reichman in particular was using several intermediaries and entities to conceal stock issuances and sales. Most egregiously, GTII's own attorneys, including Mark Richardson, Warren Markowitz, and Michael Bruk, were facilitating what on their face appeared to be illicit transactions. In exchange, the attorneys would receive a portion of the proceeds from the stock sales or shares themselves. Of persistent note, if the

transactions were legitimate, there was absolutely no reason to conceal the nature of the transactions, omit the transactions from public filings, or payoff attorneys and facilitators.

The Receiver eventually learned the extent of the officers and directors' entities, family members and affiliates. The chart below illustrates the web of relationships. While the presence on the chart may merely signify a person having been an officer or director of GTII, it is useful in tracing transactions and stock issuances:

SEE EXHIBIT A.

The Receiver's investigation by and far suggests that Mr. Reichman and his family were the greatest beneficiaries of the believed malfeasance, with the near entirety of his lifestyle being financed and paid for by GTII, often through intermediaries. It does not appear that the same occurred for Ms. Griffin, Mr. Benintendo and Mr. Gilbert.

However, there were other times when all officers and directors received undisclosed and questionable issuance of shares. While there appears to be a concerted effort by some to distance themselves from Mr. Reichman, the officers and directors had a duty to GTII and shareholders to prevent or otherwise disclose transactions that were illicit or illegal, even if they technically could not override Mr. Reichman's vote. In other instances, the officers and directors facilitated Mr. Reichman's actions. Likewise, licensed attorneys facilitated actions that they clearly had the duty to prevent. The Receiver believes that all of the officers and directors, as well as agents, may be jointly and severally liable to GTII for the millions in damages caused to GTII, even if those actions solely benefited Mr. Reichman.

Furthermore, GTII was dominated and controlled by its officers and directors. GTII rarely had employees and SEC filings show that when it utilized employees, those employees were almost always Mr. Reichman and Ms. Griffin. Moreover, GTII had no revenue and operations. This is not a situation where the officers and directors would or could be unaware of what was occurring. Not only were they included on communications but the magnitude of transactions would not go unnoticed. For instance, each would have been aware that GTII was paying all of Mr. Reichman's expenses, as GTII was literally issuing stock in order to generate sufficient capital for the expenses and they constituted the majority of GTII's expenses.

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

Given Mr. Reichman's background, the Receiver expects that Mr. Reichman has knowledge as to how illicit transactions could be structured to avoid scrutiny. It also appears that Mr. Reichman was acutely aware that he could be questioned about issuing shares to his own daughter, and as such, the issuances or motions almost always came from Ms. Griffin. Furthermore, the lack of disclosure and concerted attempts to conceal the true nature of events demonstrates a level of sophistication that demonstrates intent. Once again, it would be unnecessary to go to great lengths to obscure legitimate transactions.

f. Historic Operations reflect a concerted effort by GTII to benefit officers and directors

GTII was initially formed as Western Exploration, Inc. in 1980. Since that time, GTII has changed its name several times, most recently from Tree Top Industries, Inc. ("TTII") to GTII. From the Receiver's review of SEC filings, GTII held itself out as a corporation that acquired emerging companies. As part of that process, GTII would form subsidiaries in anticipation of technologies, products or services being acquired. Those subsidiaries included:

Tree Top Industries, Inc. MLN, Inc.,

BioEnergy Applied Technologies, Inc. ("BAT"),

Dream On Entertainment, Inc aka DOT8, Inc. ("DOT8"),

Eye Care Centers International, Inc.,

GoHealthMD Nano Pharmaceuticals, Inc.,

TTI Strategic Acquisitions and Equity Group, Inc.

TTII Oil & Gas, Inc.

Bronx Family Eye Care, Inc.

Classroom Salon Holdings, LLC

Under GTII's business model, it would issue shares of its common stock to the members/shareholders of target companies in exchange for the equity in the target company. Historically, GTII's acquisitions did not result in meaningful operations and many acquisitions resulted in litigation being brought by or against GTII. Two general results were prevalent, 1) GTII would promise the targets stock options and compensation and then withhold the

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

compensation, or 2) the target companies had substantial debt and few assets—facts that should have been readily apparent. It therefore appears that GTII's acquisition of these companies was not for the purpose of operations and increasing the value of GTII, but instead to cause disturbances in the market leading to higher stock prices.

It is unclear whether the target companies ever received the shares, and in some instances, the Receiver is aware of allegations that Mr. Reichman would withhold share certificates, presumably to prevent their liquidation. Specifically, certain shareholders have alleged when share prices were at their highest, he would refuse to remit the certificates. The Receiver has been unable to ascertain a legitimate purpose behind withholding the share certificates. It is worth noting that at the same time GTII's counsel worked tirelessly to ensure that other insiders or affiliates (such as GTII's counsel and the directors' children) could sell their shares.

The Receiver demanded and received share certificates being held by Mr. Reichman in November 2024, which included shares in the name of multiple acquisition targets, corroborating that Mr. Reichman was holding certain share certificates. Those share certificates also included purported issuances to "charitable groups" and Mr. Reichman's romantic interests. The issuance and subsequent holding of the certificates don't appear to have a rational basis.. The Receiver has also explored whether the stock issuances were done to artificially keep certain shareholders (namely Ms. Reichman) below certain affiliate reporting thresholds.

Complicating matters is the fact David Reichman controls companies and trusts throughout the United States that received shares, inclusive of individuals after they passed away. While it is unclear why Mr. Reichman would create similarly named businesses, as set forth in more detail, many have been used as artifices to avoid the disclosure of stock issuances and sales benefiting Mr. Reichman and his family, including:

a. Hans And Rosy Epstein Memorial Committee, Inc.
b. First America Business Management & Consultant, Inc. (DE)
c. S.F. Irrevocable Trust (Susan Fabrizio)
d. Dot8, Inc. (WY)

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

e. Dot8, Inc. (NV)

f. The Anne Francis Trust

g. Global Tech Industries Group Profit Sharing Plan Trust

h. Gold Transactions International, Inc. (UT)

i. Daniel Bassal Trust

j. Frances Davidson Trust

k. Michael Macaluso Pension Trust

l. Paul Brownstein Trust a/k/a PB Trust

m. High Star Investments (unincorporated) Beeso stock scheme

n. RAB Electronics (WY)

o. Robin Beeso Inc (WY)

p. Richly Deserved Inc

q. Sun Belt Equipment Leasing Co, Inc. (WY)

r. Bull Consulting Group, Inc.

s. Barbara T Anderson Irrevocable TRUST

Relevant Transactions prior to 2020.

Estate planning records post-dating 2020, reflect that Mr. Reichman, as part of his estate planning, was distributing shares to entities where Ms. Reichman was the controlling party or intended to perhaps be the ultimate beneficiary, including the Hans And Rosy Epstein Memorial Committee, Inc., First America Business Management & Consultant, Inc. (DE), the S.F. Irrevocable Trust, Dot8, and the Anne Francis Trust. With that knowledge, historical transactions come into perspective.

On or about November 1, 2007, GTII acquired Ludicrous, Inc. ("Ludicrous"), a Nevada Corporation, pursuant to a plan of merger and reorganization whereby Ludicrous' shareholders obtained 680,000 GTII common shares. Notably, David Reichman's daughter Justine Reichman ("Ms. Reichman") was a Ludicrous shareholder, holding no more than 20% of the shares. Subsequently, GTII announced it would spin off Ludicrous, then known as NetThruster, Inc., distributing the shares to GTII's shareholders, with David Reichman and Kathy Griffin

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

comprising NetThruster's board. The spinoff was indefinitely postponed and NetThruster's corporate charter was eventually suspended.

By December 2008, it was reported that Ms. Reichman held 8,600,000 GTII shares or 14.03%, making her one of GTII's largest shareholders and an affiliate. Then suddenly, Ms. Reichman vanishes from GTII's records and public disclosures.

On April 24, 2009, GTII entered into a stock exchange agreement with BAT, whereby GTII acquired all the issued common shares of BAT. BAT was purportedly the originator and incubator of environmentally friendly technologies. GTII recorded an impairment of the entire capitalized value of BAT on December 31, 2009. According to the review of records, BAT never generated revenue for GTII.

On December 28, 2012, there was a 1:100 reverse split, which reduced GTII's 924,357,300 shares to 9,243,573 shares. Ms. Reichman's shares would have therefore been reduced to 86,000 shares.

On December 31, 2012, Tree Top created a new subsidiary, TTII Oil & Gas, Inc., a Delaware corporation, to acquire all assets of American Resource Technologies, Inc., a Kansas Corporation, through the use of GTII shares. GTII claims that by September 2015, the agreement was determined by a Court to be a "nullity."

In 2016, GTII's board of directors, authorized the issuance of 1,000 shares of Series A Preferred Stock (the "Series A Preferred Shares"). The Series A Preferred Shares were to be automatically redeemed when Mr. Reichman ceased servicing as an officer or director, which was later amended in March of 2022 to remove the automatic redemption provision.. As the holder of the Series A Preferred Shares, Mr. Reichman had complete voting control over GTII.

On March 19, 2016, GTII created Dream on Entertainment, Inc. ("DOT 8 WY")[3] as a wholly owned subsidiary of GTII, which it remains to this day. On May 9, 2016, GTII issued 495,000 to DOT 8 WY. Eventually DOT 8 WY also received shares that were previously issued

[3] Mr. Reichman eventually caused Dream on Entertainment, Inc. to change its name to DOT 8—the same name as Ms. Reichman Nevada corporation Dot 8, Inc. ("Dot 8 NV"). This did not occur, however, until Mr. Reichman created backdated contracts to justify issuing 3,000,000 shares to Dot8 NV.

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

to Ms. Reichman's DOT 8 NV.

On April 1, 2016, GTII authorized issuing 190,418 shares, valued at $106,411. It is unclear who received the shares.

On April 15, 2016, GTII announced that it would be effectuating a 10:1 forward split.

According to GTII's 2016 annual report, in July 2016, GTII's board of directors authorized the issuance of 22,167,500 shares for services rendered and the ESOP plan valued at $7,946,816. Mid-2016 appears to be a watershed moment in which GTII was operating purely for the benefit of its directors. While it was reporting liquidity issues, it was generously issuing shares to officers, directors and their family members.

May 9, 2016

180,000 Shares Hans and Rosy Epstein Memorial Committee, Inc.

1,575,000 Shares Donald Gilbert

54,000 Shares to Matthew Martinez

22,500 Shares to Paul Pelosi Jr

18,000 Shares to Theresa O'Reilly

90,000 shares to Arthur Schwartz

450,000 shares to Highest State Investments

900,000 shares to Robin Beeso

2,600,000 shares to Frank Benintendo

7,900,000 shares to Kathy Griffin

29,925,000 shares to David Reichman

18,000 shares to Richard Cohen

18,000 shares to Todd Cohen

May 16, 2016

145,000 Shares to Janice Keating

400,000 Shares to Daniel Bassal

180,000 Shares to Richard Cohen

250,000 Shares to Daniel Gilbert

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

Each of these issuances are highly questionable and reflect an effort to benefit family and friends of GTII's then-directors.

It appears that efforts were also taken to prevent the identity of share issuances during the same time period on GTII's corporate books and records.

Specifically, on May 16, 2016, 2,000,000 shares were issued to Mr. Reichman and Ms. Griffin's children, 1,000,000 shares to Ms. Reichman and 500,000 shares each to Ms. Griffin's daughters, Ann and Margaret. It is notable that both Mr. Reichman and Ms. Griffin agreed to issue the same number of shares to their children.

There are no corporate records whatsoever reflecting the issuance of 1,000,000 shares to Ms. Reichman. It seems highly unlikely that Ms. Reichman, who was living in Mexico, provided any consideration for the shares. Moreover, it is unclear when the purported service occurred.

As previously reported, Ms. Griffin claims that her daughters (Ann and Margaret) were compensated with 500,000 shares each for preparing a PowerPoint presentation in 2012 on "the threat of toxic waste on people and on the planet." Ms. Griffin claims to have lost a copy of the presentation during a computer hack and stated there was no contract or other documentation of the services provided. Based on the Receiver's investigation, there seems to be no corroborating evidence for this explanation, inclusive of any presentation justifying such an award.

To justify what on its face is grossly disproportionate compensation, Ms. Griffin told the Receiver that share prices in 2012 were around $0.01, effectively suggesting that her daughters had received nominal compensation for their services ($5,000 each). However, according to GTII's annual report in 2012, GTII valued the issuance of 100,000 shares to another shareholder at $145,000, based on the then share price. Similar value was attributed to 100,000 shares in 2016. Furthermore, when GTII's then counsel issued a "legal opinion" to support the lifting of the shares' restrictions in 2022, counsel reported that the services were rendered in 2016—not in 2012. Simply, the purported basis for the shares does not comport with known facts. Furthermore, given that her daughters purported to earn more than $1 million from the sales of the shares, discovery of their taxes and accounting records should yield further evidence of their claimed basis. The Receiver is undertaking efforts to obtain further records related to the sale.

From the Receiver's investigation, GTII also used the opaque term "services" to mask the nature of stock transactions. GTII issued certain professionals shares for services provided in lieu of payment, for instance attorneys, which facially may not be improper. Mr. Reichman also apparently gave people shares when he personally owed them money—such as for car repairs—which are not services provided to GTII but instead compensation to Mr. Reichman. GTII also would classify gifts of shares as "services," which is misleading and fraudulent in the Receiver's opinion.

For instance, Ms. Reichman received millions of dollars in shares for "services" performed. For such extensive compensation, the Receiver would expect some shred of evidence of these extensive services. When pressed on any services she provided, Ms. Reichman claimed to have sporadically helped with technology issues. The help ended up being trivial, such as explaining how to use DocuSign or advising Mr. Reichman on whether Gmail or Outlook was a preferred email client. Based on the Receiver's deposition of Ms. Reichman, it seems doubtful that she had the ability or knowledge to provide extensive consulting services that warranted such awards of shares. Moreover, GTII did not have operations that would require such services. Ms. Reichman also provided a more simple and accurate explanation; sometimes her father would simply give her shares or put things before her to sign. This explanation likewise explains why Ms. Reichman, and her affiliates, received shares at opportune times.

This likewise calls into question shares that were provided to any shareholder in exchange for services. While some shareholders, such as GTII's counsel, seemingly provided some services—even when questionable—there appears to be no corresponding evidence of services provided by others. Plainly, the procedure proposed by the Receiver, whereby problematic shareholders are required to come forth and identify the services provided, should efficiently identify those legitimate issuances from mere gifts, which the Receiver believes may be illicit. Likewise, given that the recipients may be unaware of the nature of the transfer, they should be given the opportunity to return the shares.

On July 6, 2016, GTII changed its name from Tree Top Industries, Inc. to GTII. At the same time, GTII increased the authorized number of shares to 350,000,000 from 100,000,000.

On December 15, 2016, the Board of Directors authorized the issuance of 2,200,000 shares for services valued at $440,000, the market price of the shares upon authorization.

On December 30, 2016, GTII executed a stock purchase agreement with GoFun Group, LTD ("GoFun") in Hong Kong. GTII acquired the capital stock of several companies, in exchange for up to 73% of GTII's issued and outstanding stock. By 2017, GoFun was in default and GTII made the decision to halt the issuance of stock to GoFun.

Mr. Reichman seized on the GoFun opportunity to fabricate corporate records. GTII's emails reflect that on March 12, 2017, Mr. Reichman sent Ms. Reichman a "Client Engagement Agreement" for signature in which Tree Top Industries Inc. would engage Dot8, Inc. to provide services related to its acquisition of GoFun. The agreement was dated 15-months early, January 2, 2016, and provided that Tree Top Industries, Inc. would pay Dot8 3,000,000 shares. By that time, GTII had already changed its name from Tree Top Industries Inc. There is no doubt that Dot8 did not provide the consulting services identified in the backdated agreement, and that Mr. Reichman was simply "inventing" a reason to issue shares to Ms. Reichman.

Within days, Mr. Reichman changed Dream on Entertainment, Inc.'s (Dot8 WY) name to Dot8. All the while, Dot8 WY remained a subsidiary of GTII and appeared on every one of its tax returns through present. Subsequent thereto, Mr. Reichman had Ms. Reichman execute backdated "bylaws" for Dream on Entertainment, Inc. Ms. Reichman was steadfast in the fact that she had never heard of Dream on Entertainment, Inc. and likely just signed whatever Mr. Reichman told her to.

Then on March 24, 2017, GTII issued 3,000,000 shares to DOT8 WY. Moreover, the Receiver believes that these are the same 3,000,000 shares that Mr. Reichman attempted to document in the backdated "Client Engagement Agreement." Once again, there is no evidence that Dot8 WY provided any services to GTII. This was simply an undisclosed gift that was intended to be for the benefit of Ms. Reichman and is a fraud implicating each member of the board.

In 2018, GTII had $0 in revenues.

On August 3, 2018, Mr. Reichman, Ms. Griffin, Mr. Benintendo, and Mr. Gilbert

authorized the issuance of 3,000,000 shares to Dot8 WY for "services rendered between July 1, 2017 and June 30, 2018." The transaction was never disclosed and there is no evidence whatsoever of any services provided that would justify 3,000,000 shares. This was simply an undisclosed gift that was intended to be for the benefit of Ms. Reichman and is a fraud implicating each member of the board.

In 2019, GTII had $0 in revenue, and reported that it "has no source of revenue."

On or about July 17, 2019, GTII directed its stock transfer agent to issue 3,000,000 shares to Susan Fabrizio. Ms. Fabrizio, who passed in 2025, was Mr. Reichman's ex-wife and Ms. Reichman's mother. On February 22, 2022, the shares were transferred into the SF Irrevocable Trust, in which Ms. Reichman, and then Mr. Reichman, were the Trustee and then ultimate beneficiaries of the trust after Ms. Fabrizio's passing. Notably, attorney Bruk was also a trustee, but resigned after a falling out with Mr. Reichman.

At the time of the creation of the trust, documentation was sought to justify the issuance of 3,000,000 shares. GTII provided records of a July 8, 2019 invoices that purports to be from Susan M. Frabrizio claiming that she would accept 3,000,000 GTII shares in exchange for the following services provided as of June 30, 2019: "Telephonic meetings, research and simulation analysis regarding potential market for business development and growth." Once again, the use of non-descriptive services without documentation are indicative of the fact that the services were non-existent. There is a corresponding note dated July 17, 2019 that says the issuance was "Authorized by Board." Both the invoice and the corresponding note from the board are fraudulent. Metadata confirms that the invoice was created by Mr. Reichman on February 21, 2022, not by Ms. Frabrizio. Likewise, the PDF of the board note, which appears to be in Mr. Reichman's handwriting, was created on February 21, 2022, the same day of the share transfer. This evidence reflects Mr. Reichman's willingness to counterfeit corporate records for personal benefit. The Receiver believes that the shares were not related to any services but instead a gift designed to be used for the long-term care of Ms. Fabrizio and then ultimately Ms. Reichman.

In October 2019, the GoFun transaction was unwound as part of a settlement. Furthermore, in December 2019, GTII sued its counsel and in a settlement GTII's counsel

obtained GTII stock.

Abruptly, in December 2019, GTII issued Justine Reichman another 8,000,000 shares. According to the board minutes, Ms. Griffin stated upon her review of the companies "books and records," that between 2007 and 2016, Justin Reichman made "loans" to the company totaling 8,000,000 shares.

These board minutes appear to be inaccurate and the Receiver cannot

The Receiver's review of SEC filings and GTII's books and records evidence no such "loans." There were no SEC disclosures, no loan documents and no communications pertaining to any loan. Additionally, neither Ms. Reichman nor GTII had any written evidence of the loans. But most importantly, the Receiver cannot discern a business purpose for making the "loans." Additionally, even if true, the 8,000,000 shares would have gone through forward and reverse splits and therefore have been reduced to 800,000 shares.

Furthermore, there is significant evidence showing that the previously issued shares were actually in Ms. Reichman's Morgan Stanley brokerage account. As stated above, by December 2008, Justin held 8,600,000 shares. By simple operation, the 2012 forward split 1:100 would have reduced Justine Reichman's shares to 86,000 shares. Justine Reichman's shares would have then gone through the forward split in 2016 and increased from 86,000 to 860,000—less any shares she would have sold in the interim. By 2017, Justine Reichman's Morgan Stanley brokerage account showed that Ms. Reichman held 560,000 shares in GTII stock, which is consistent with the above transaction less documented sales. Accordingly, the Receiver believes that Ms. Reichman had in fact retained the 8,600,000 from December 2008 and had not loaned them to the company in a series of transactions.

Perhaps most telling is the fact that GTII's counsel submitted a legal opinion to permit Ms. Reichman to sell those 8,000,000 shares. That opinion states that the shares were issued in 2019 for "services rendered" to the Company in 2019, further contradicting both the sworn declaration of Mr. Reichman and the original board resolution. There would be no need to misstate the date of issuance or conceal from the market Ms. Reichman's loan of shares to the company.

In December 2020, GTII entered into a consulting agreement with International Monetary, headed by Blaine Riley. International Monetary is an investor relations and consulting company.

By February 28, 2021, GTII signed a binding stock purchase agreement with Gold Transactions International, Inc. ("GTI") a privately held Utah corporation.

During the first quarter of 2021, GTII entered into binding agreements with a company in the field of eye care, retail eye wear and full scope optometry, Bronx Family Eye Care, Inc. Effective December 27, 2021, Bronx Family Eye Care completed the closing requirements, the agreement was closed and Bronx became a reporting subsidiary of the Company. Bronx Family Eye Care, Inc. ("Bronx") was incorporated in the State of New York on June 30, 2016.

GTII again increased its shares on June 28, 2021 from 350,000,000 to 550,000,000.

In July 2021, GTII issued a dividend to shareholders, and filed a S-1 identifying shareholders.

On August 26, 2021, GTII sued David Wells seeking to caused Wells to return 150,000 shares.

On August 24, 2021, GTII sued International Monetary to prevent their sale of 6,000,000 shares.

On August 23, 2021, GTII and We SuperGreen Energy Corp ("WSGE") signed a binding letter agreement to engage in a merger/business combination, where WSGE would become a wholly-owned subsidiary of GTII. In January, 2022, GTII terminated the agreement.

On November 9, 2021, GTII, and Trento Resources and Energy Corp, ("Trento") a corporation organized under the laws of the State of Delaware, signed a binding stock purchase agreement. Pursuant to the agreement, GTII issued 100,000 shares of common stock to Sean Wintraub, with 100,000,000 shares to be issued upon Trento's successful raising, within six (6) months of funds sufficient to support large-scale mining operations at the Trento Mining Project (the "Trento Project"), located in the third region of Atacama, Chile, Copiapo.

On December 18, 2021 the Company entered into a membership interest purchase agreement with AT Gekko PR LLC, a Puerto Rico limited liability company ("AT Gekko"),

which owned 100% of the issued and outstanding membership interests of Classroom Salon Holdings, LLC, a Delaware limited liability company ("Classroom Salon Holdings"). On December 18, 2021 AT Gekko executed an assignment to the Company of its membership interests in Classroom Salon Holdings.

On May 26, 2022, GTII increased its shares to 750,000,000.

On April 10, 2023, the Company disclosed that it had received notice from the OTC Markets Group (the "OTC") that its common shares would be moved from the OTCQB market to the OTC Pink market on April 11, 2023, due to continued concerns on the accuracy or adequacy of the Company's disclosures, including its reporting of insider transactions and beneficial ownership. What was undisclosed is that the actual concern raised by the OTC is that Ms. Reichman's identity as a significant shareholder had been concealed.

Shortly thereafter, the music stopped and GTII spiraled into receivership.

g. GTII and its officers conspired to conceal Ms. Reichman's stock holdings.

As mentioned in the Receiver's Second Interim Report, Justine Reichman was only ever to be issued 8,000,000 shares circa 2008. As a result of the issuance, Ms. Reichman was a significant shareholder that would have required public disclosure. As noted, Ms. Reichman's identification in public filings ceased.

Internal documents, however, reflect that GTII continually monitored Ms. Reichman's holdings and went to great lengths to conceal those holdings. When GTII issued Ms. Reichman 8,000,000 new shares in 2019, her holdings went above 5%; therefore, she became an Affiliate. When a shareholder becomes an affiliate, or beneficial owner, SEC Form 13G is required to be filed by the shareholder. Ms. Reichman never filed Form 13G.

Ironically, it was Mr. Reichman's own failures that led to OTC learning of Ms. Reichman's failure to register shares.

As noted above, on May 16, 2016, GTII gifted Ms. Reichman 1,000,000 shares in an undisclosed transaction. GTII issued another 8,000,000 shares on December 26, 2019. Neither one of these share issuances was publicly disclosed. GTII, however, was also aware that Ms. Reichman held shares in her Morgan Stanley account, as reflected in an email sent by Mr.

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

Reichman to Ms. Reichman. In fact, it has become obvious that Mr. Reichman is heavily involved in actions taken by Ms. Reichman with respect to GTII, often instructing her how to fill out routine paperwork, which both reflect Mr. Reichman's control and Ms. Reichman's lack of sophistication in corporate matters.

In early 2021, GTII prepared to issue a dividend to shareholders. At the time, GTII would publish those shareholders of record. If that was done, the public would learn of Ms. Reichman's vast holdings. Days before the April 1, 2021 record date, on March 23, 2021, Ms. Reichman removed her shares to the brokerage CEDE & Co. As such, on April 1, 2021, CEDE & CO was shown as beneficial owner of the shares. Ms. Reichman's name does not appear on the S-1 filed in July of 2021, or the subsequent S-1/A filings of that year. Days later, the shares were removed from the brokerage and put back in Ms. Reichman's name. As a practical matter, there was no reason for the move other than to conceal her holdings. Furthermore, based on the Receiver's investigation, it is highly unlikely that Ms. Reichman was able to perform such a maneuver or would understand the effect it would have. First, she would have been unaware of when to remove the shares. Second, it is doubtful she would have known that would be effective. Mr. Reichman, however, would have this knowledge.

Moreover, the effort is reflected in subsequent emails. On April 15, 2021, Ms. Griffin, as CFO and Compensation Committee Chair, received a list of Non-Objecting Beneficial Owners (NOBO) from Broadridge, the agency that provides such lists to public companies. Ms. Reichman is prominently shown as holding 8,700,000 shares. Ms. Griffin, however, sent an altered NOBO list to the transfer agent and other parties. That altered list removes Ms. Reichman's name. In an email a year later attaching the NOBO list, Ms. Griffin tells Mr. Reichman "DON'T save it in the share drive or anywhere else. I don't think it could ever 'revert' but don't want to take any chance."

In 2021 and 2022, attorneys Michael Bruk and Warren Markowitz issued 144 Opinions that lifted restrictions on Dot8 WY and GTII shares. By November 2022, Dot8 WY, Ms. Reichman, Mr. Reichman, First America Business and Management Consultants, Inc., Nexgenchef, Inc. (a Ms. Reichman entity) were mutually releasing Mr. Bruk from claims. Ms.

Reichman was unaware why she would have released claims or of any claims that existed. Given Mr. Bruk's multiple roles, it remains a point of investigation for the Receiver.

In 2023, the OTC began asking questions of GTII regarding Dot8 WY. Notably, by that time, Dot8 had sold millions of dollars in shares and its corporate officers were identified as David Reichman. OTC expressed concerns that GTII had failed to disclosure Mr. Reichman's involvement with Dot8. In real time, the Receiver can observe a scheme slowly evolve.

On February 6, 2023, Mr. Reichman tells Ms. Reichman she bought Dot8 for $1.00 from GTII because its corporate registration had lapsed and that Ms. Reichman had paid the reinstatement fees. Such an explanation makes no sense, as Dot8 held millions of GTII shares and GTII actually paid the reinstatement fees. To that email, Mr. Reichman attached yearly filings that reflect that Mr. Reichman was the president of Dot8.

In response to questions for the OTC, Ms. Griffin respondes that Dot8 performed services during 2011 and 2012 in an IT business development role. Again, this was simply not true and contradicted the GTII's records. While it is unclear what Ms. Griffin knew, Mr. Reichman certainly knew that Dot8 WY did not exist in 2011 and 2012, and he was aware that Dot8 WY was actually a subsidiary of GTII.

Eventually on April 10, 2023, Ms. Griffin tells OTC that Mr. Reichman was simply "assisting his daughter with annual filings" and "inadvertently signed as an officer of the company."

As a result, on April 10, 2023, GTII was removed from the OTCQB, as its inclusion would impair the integrity of the market. The stated reason was a continued concerns over reporting "insider transactions and beneficial ownership."

GTII's counsel then acted to amend Dot8 WY's filings to remove mention of Mr. Reichman and Mr. Reichman directed Ms. Reichman to take over the account name.

On June 2, 2023, GTII caused its counsel to tell the OTC that "Mr. Reichman has never been an affiliate of Dot8 WY and has never owned or controlled Dot8 WY in any way." However, that is clearly false as GTII created Dot8 WY as a subsidiary. GTII also listed Dot8 WY on each of GTII's tax returns since inception.

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

Days later, Mr. Reichman uses GTII funds to buy his daughter a Cartier bracelet, which has still not been returned.

In claiming that Ms. Reichman controlled Dot8 WY. GTII disclosed an affiliate problem. Kathy Griffin prepared the below table showing that based on their position, Ms. Reichman would have been an affiliate since 2019, a fact that was not reported:

JUSTINE REICHMAN'S POSITION 10 YEARS			STOCK TOTALS FROM THE TA			STOCK TOTALS FROM THE 10K		
JUSTINE REICHMAN	DOT8	SF TRUST	TOTAL ISSUED STOCK - TA	DATE RECORDED	TOTAL %	TOTAL ISSUED STOCK - 10K	DATE RECORDED	TOTAL %
0	55,000	0	8,993,573	12/31/2013	0.60%	8,175,089	4/15/2014	0.70%
0	55,000	0	8,425,089	12/31/2014	0.70%	8,425,089	3/15/2016	0.70%
0	55,000	0	8,425,089	12/31/2015	0.70%	8,425,089	3/15/2016	0.70%
1,000,000	3,550,000	0	124,712,830	12/31/2016*	3.70%	114,527,990	4/15/2017	4%
1,000,000	3,550,000	0	199,412,327	12/31/2017	2.30%	125,527,990	3/15/2018	3.60%
1,000,000	6,550,000	0	206,862,327	12/31/2018	3.60%	214,612,327	3/15/2019	3.50%
9,000,000	6,550,000	0	205,462,830	12/31/2019	7.60%	208,317,990	5/27/2020	7.50%
9,000,000	6,550,000	0	220,498,005	12/31/2020	7.10%	245,148,005	3/292021	6.30%
6,137,336	6,119,041	0	255,790,585	12/31/2021	4.80%	239,965,515	3/21/2022	5.10%
4,730,394	5,455,806	2,910,500	262,251,321	12/31/2022	5.00%	303,939,318	2/28/2023	4.30%

1 to ten forward split affected the issued stock totals from 20216 going forward

GTII had counsel prepare a Schedule 13G to disclose her interest. To date, no disclosure has been made.

This, however, omits that Ms. Reichman now also controls First American Business Management Consultant, Inc., and will become the controlling party of the Estate of Arthur Schwartz, (holding 500,000 GTII shares), the Hans & Rosy Epstein Memorial Committee, Inc. (controlling 20,000,000 GTII shares)

Between the Dot8 WY share, and the personal shares she held, Ms. Reichman, or someone controlling Ms. Reichman's brokerage account, sold millions of shares between 2021 and 2022, totaling **$8,173,147.76**

Furthermore, Dot8 WY was reported on GTII's tax returns, meaning that is likely that Ms. Reichman never paid taxes on the stock sales, and instead saddled GTII with the obligation.

From July 2021 to December 31, 2024, Ms. Reichman spent over $5,500 each and every day, having spent over **$6,700,000** in 1,214 days.

In October of 2023, Ms. Reichman sold the remaining balance of her GTII stock in exchange for a very comprehensive blue-chip portfolio. The total value of stock she exchanged

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

with her Paris International brokerage firm, an affiliate of Commonwealth Financial, totaled **$1,946,932**.

In aggregate, the Receiver believes that the Dot8 stock sales were orchestrated by Mr. Reichman, with Ms. Reichman accessing and spending the Dot8 funds, as well as her own illicit GTII stock sale proceeds.

Ms. Reichman's total AMEX spend in less than three years totaled **$1,304,538.68.**

Ms. Reichman's total CitiBank spend in less than three years totaled **$1,440,228.21.** In summary, Justine Reichman has been the single largest beneficiary of illicit self-dealing by David Reichman and GTII's former board of directors to the detriment of GTII shareholders.

h. Warren Markowitz acted for the benefit of the Reichmans.

On December 9, 2024 the Receiver finally obtained subpoenaed bank statements of David Reichman's person TD Bank xxx4433. The account was opened in February 2022 with a deposit from the GTII corporate account of $18,000 with a check signed by Frank Beninentdo, a former director and officer of the Company.

On July 28 and July 29, 2022, Reichman received 3 wires totaling $1,800,000 from Warren Markowitz, GTII's attorney at the time.

As described in the second report, Markowitz sold 10,000,000 shares from the GTII Employee Profit Sharing Trust Plan through a Markowitz entity known as Internet Capital for $2,000,000. Markowitz has since confirmed that the transaction was for the benefit of Mr. Reichman and that Markowitz was not acting in his capacity as GTII's counsel. Markowitz retained $200,000 as compensation for using his company "Internet Capital," claiming that he needed to make sure Reichman would pay him. Reichman personally received the remaining $1,800,000.

Mr. Reichman has suggested that because the funds were part of an "Employee Profit Sharing Trust" that Mr. Reichman was entitled to the funds. Setting aside the voracity of the proposition, if true, Mr. Reichman would not have to use a "conduit" to transact the sale, nor would he have to pay GTII's a 10% cut to GTII's counsel. Additionally, it does not appear that the other employees, including board members, received shares or proceeds from the rust. The

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

transaction instead resembles a scheme to defraud. Furthermore, the Receiver believes that Mr. Reichman would have to make substantial SEC disclosures, none of which occurred, and there would be some documentation of the transaction, inclusive of a board resolution.. Furthermore, proceeds from the sale were used to directly benefit not just Mr. Reichman, but also Ms. Reichman, who was not an employee:

a. Justine Reichman (**Check for $250,000** 9/6/2022)
b. Justine Reichman's company, NextGenChef, Inc. (**Check for $250,000** on 9/06/2022)
c. First American Business & Management Consultants, Inc. (**Check for $500,000** 9/21/2022)-
d. David Reichman fund transfer to self at unknown account (Check for $10,000 3/18/2024)
e. HOA at Ten Five Sixty Wilshire Blvd Los Angeles (Check for $11,389.78 03/22/2024)
f. David Reichman check written to self to "Transfer" ($75,000 **9/05/2024**) to an unknown account. We need to know which account these funds were transferred to.

Zelle Payments or other wire transactions using the defalcated Company funds are as follows:

a. $20,595.12 in payments for a Porsche Macan SUV, registered at Justine Reichman's address in Marin County, CA,.
b. Heather Wielgos- Masseuse, $720
c. Justin Ercole- personal trainer $1,800
d. Shane Snow- masseuse, $1,690
e. Alexandra Zaloum (nee Alvarez) Physical Therapist, member of GTII Medical Advisory Committee; $1,400
f. Jamie Frank, involved with Hans & Rosy Epstein Committee, Functional Health Services, advisor to GTII on charitable giving, $3,300 in payments

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

g. Anne-Mari Hein - assistant to Robin Beeso $5,300

h. Joe Bass: Inspection Service () $675.00

i. $15,223.51 in HOA payments for the Wilshire Blvd Condo.

j. $6,791.59 in Shell Mastercard Auto Payments

k. $21,647.17 in Saks Fifth Avenue Capital One credit card payments

l. $87,772.59 in AMEX credit card payments:

i. Mark Richardson Stock Laundering benefited the Reichmans.

As reported in the Receiver's Third Interim Report, attorney Mark Richardson received and sold stock from GTII. Having since received subpoena production of Mr. Richardson's Merrill Lynch accounts from which the GTII stock sales were taking place, a more full picture of the collusion between Mr. Richman and Mr. Richardson has come into focus. The receiver finds that there has now been **$3,554,387.08** in total stock sales by Mr. Richardson with **$3,115,884.94** being sent to Mr. Reichman.

i. Most of the stock sales directly equate to a 10% holdback for Mr. Richardson and the 90% balance going to Mr. Reichman.

ii. Of the aggregated total percentage withheld by Mr. Richardson, roughly 15% in aggregate is retained by him in the stock laundering scheme.

iii. We have found considerably more in laundered stock sales than previously identified by further examining Mr. Reichman and Mr. Richardson's accounts.

iv. Through collusion with Mr. Reichman, Mr. Richardson benefited from the stock laundering scheme by retaining **$561,639.00**.

1. The Reichmans used the funds to purchase houses for themselves.

In November of 2020, Mr. Richardson received a legal opinion that lifted the restriction on shares held by Mr. Richardson, which he immediately deposited into his Merrill Lynch account. The legal opinion seems to not have been a coincidence, as GTII was on the verge of entering into a marketing agreement with International Monetary, which GTII's counsel knew or should know would cause an increase in the stock proce.

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

In February 2021, GTII's shares suddenly traded at nearly 10x the rate they were trading at in January 2021. Richardson began liquidating the GTII Shares.

Date	stock sold ($)	Transferred to Reichmans ($)	difference ($)	% retained by Richarson	Note
02/12/2021	571,745.10	514,570.00	57,175.10	10.00%	Confirmed wire to Reichman First America Business Management & Consulting Chase account 8665 from Richardson Merrill Lynch account
04/05/2021	964,989.35	868,486.50	96,502.85	10.00%	Confirmed wire to Reichman First America Business Management & Consulting Chase account 8665 from Richardson Merrill Lynch account
08/09/2021	285,066.85	256,557.60	28,509.25	10.00%	Confirmed wire to Reichman First America Business Management & Consulting Chase account 8665 from Richardson Merrill Lynch account
12/23/2021	236,566.63	116,032.95	120,533.68	57.99%	Confirmed wire to Reichman First America Business Management & Consulting Chase account 8665 from Richardson Merrill Lynch account
01/05/2022		60,725.76	6,747.30	10.00%	10% wire next day to external account
05/25/2022	113,971.65	102,573.00	11,398.65	10.00%	Confirmed wire to Reichman First America Business Management & Consulting Chase account 8665 from Richardson Merrill Lynch account
10/03/2022	583,073.36	355,039.20	228,034.16	39.11%	Confirmed wire to Reichman First America Business Management & Consulting Chase account 8665 from Richardson Merrill Lynch account
10/07/2022	671,593.06	727,256.96			Confirmed wire from Richardson to Reichman. Likely part of the 10/03 stock sales.
2/23/2023	127,381.08	114,642.97	12,738.11	10.00%	Confirmed wire to Reichman First America Business Management & Consulting Chase account 8665 from Richardson Merrill Lynch account
Totals	**$3,554,387.08**	**$3,115,884.94**	**$561,639.10**		

The First America Business Management & Consulting Chase account, which Mr. Reichman now contends was owned by Ms. Reichman, had a balance of $3.95.

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

On July 1, 2021, $75,000 is moved from First America Business Management & Consulting to Mr. Reichman's chase account, and then sent to Fidelity National Title.

On July 19, 2021, $1,300,000 is moved from First America Business Management & Consulting to Mr. Reichman's chase account Then on July 21, 2021, Mr. Reichman sends a wire for $1,325,000 to Fidelity National Title, "FBO (for benefit of) Justine Reichman."

Initially, Mr. Reichman was scheduled to be the purchaser of Elm Ave property, however, Mr. Reichman caused the property to be titled in the name of the Justine Reichman 2021 Trust.

The other half of the house purchase price came from Ms. Reichman. In July of 2021, Ms. Reichman used the proceeds from her GTII stock sales to wire $1,093,825.25 from her personal Fidelity account to Fidelity National Title Co. for the balance of the house purchase.

Ms. Reichman has argued that the money received was a loan from her father. She was uncertain what the interest rate was, whether the loan was documented, and how many payments she made on the loan. The Receiver finds the story dubious, and reflective of the lengths to which the Reichmans will go to contrive a story.

The Condo where Mr. Reichman now resides was similarly purchased with money from Mr. Richardson's stock sales:

The Condo Purchase was made via the First America Business Management & Consultants, Inc. ("First America") CITIBank account #2810.

<u>The #2810 Account was funded as follows:</u>

August 5, 2022; $119,000.00 sent from First America Chase account #8665 to Mr. Reichman's personal Chase account having been funded by Mark Richardson's stock sales.

August 25, 2022; $170,853.45 sent from First America Chase account #8665 to Mr. Reichman's personal Chase account having been funded by Mark Richardson's stock sales.

August 26, 2022; $250,000.00 sent from First America Chase account #8665 to Mr. Reichman's personal Chase account having been funded by Mark Richardson's stock sales.

September 21, 2022; $500,000 check from Mr. Markowitz stock sales.

October 5, 2022; $355,039.20 direct deposit from Mark Richardson's illicit stock sales

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

into the First America CITIBank account.

October 7, 2022; $727,256.96 direct deposit from Mark Richardson's illicit stock sales into the First America CITIBank account.

February 23, 2023; $114,642.97 direct deposit from Mark Richardson's illicit stock sales into the First America CITIBank account.

March 1, 2023; First America CITIBank account was funded with an undocumented and undisclosed wire for **$100,000** from GTII CITIBank account #3248 (we must add that to amounts owed from Mr. Reichman to GTII)

After all of that funding of the bank accounts through illicit means, the Condo purchase occurs as follows:

Octobter 23, 2023: $42,000 was wired from Mr. Reichman's First America CITIBank #2810 to Glen Oaks Escrow account.

September 5, 2023: $1,360,547.84 was wired from Mr. Reichman's First America CITIBank #2810 to Glen Oaks Escrow account.

On March 25, 2025, the Receiver entered a Stipulation Order to Release Funds and Record Lis Pendens for the Condo. In exchange for a lis pendens on the property, $408,525.47 was allowed to be withdrawn from one of Mr. Reichman's accounts so that he could pay outstanding fees owed on the Condo. Namely, a contractor was owed $383,601.28, homeowner association fees in the amount due of $2,837.63, outstanding homeowner's insurance in the amount due of $4,270.96 for the period September 7, 2024 through September 7, 2025, and real estate taxes in the amount due of $17,815.60 for the period July 1, 2024 through June 30, 2025, inclusive of a late penalty. The Receiver believes that the Condo purchase, its remodeling costs, funds used to decorate and appoint, and all the fees associated with it, have been paid for through GTII assets.

j. Arthur A. Schwartz

Mr. Arthur A. Schwartz, born November 2, 1926, and died on March 3, 2017. He was 90. It has been reported that Mr. Schwartz was Mr. Reichman's uncle, however, Ms. Reichman contends there is no relation. Upon information and belief, Mr. Reichman has used Mr.

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

Schwartz's New York apartment since his passing, and has been able to do so by contending there is a relation. It is unclear whether GTII made payments on that apartment.

Despite Mr. Schwartz's death, on August 22, 2018, American Express received an inbound telemarketing call to open a credit card application in the name of Arthur A. Schwartz. Mr. Schwartz is identified as being the President and Chairman of First America Business & Management Consultants, Inc. and David Reichman is identified as being a secondary cardholder under Mr. Schwartz. Ms. Reichman also retains credit cards on Mr. Schwartz account. It is the belief of the Receiver that Mr. David Reichman has fraudulently opened and maintained this credit card account in the name of Arthur A. Schwartz as an alter ego or pseudonym.

GTII's bank accounts have directly paid for Mr. Schwartz's AMEX card spend for several years, while Mr. Schwartz has been deceased.

Additionally, after his death, Mr. Schwartz continued to receive shares from GTII.

k. David Reichman Employment Compensation

Mr. Reichman has maintained that he was due employment compensation from GTII. The following is an accounting made by the Receiver's Forensic Accountant, Richard Hawkins, showing what should be accrued as salaries and other costs approved by the Board of Directors, and any monies advanced by Mr. Reichman, less any monies that were paid to him.

In response, the Receiver utilized the dates for Mr. Reichman's compensation beginning in 2007, and then advanced forward to 2020.

1. Mr. Reichman's Notes & accrued interest and 2020 accrued wages, totaling $3,192,385, were converted to 3,192,385 shares of common stock and 3,080,781 stock options.
2. After the conversion, Mr. Reichman's Notes payable was $0.
3. It is the Receiver's Accountant's recommendation that no further investigation into Mr. Reichman's wages prior to December 2020 is necessary.
4. It should be noted that the 3,192,000 shares issued in 2020 to David Reichman was mainly due to salary and wages. As such a W-2 should have been issued for that portion of the stock that represented salary and wages. It will be interesting to learn if

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

David Reichman paid income tax on those wages and whatever taxes would be due on any exercised stock options.

Below is the Receiver's Account's computation of the monies that Mr. Reichman owes to GTII (the table has not been updated for newly discovered funds defalcated by Mr. Reichman that would be added to the Total Other Adjustments line item).

According to the table, Mr. Reichman owes GTII a minimum of <u>$3,708,026</u>.

Year	Wages	Gas Allowance	A Monies Advanced	Total	Monies Repaid	GTII Liability
2021	500,000	36,000	252,929	788,929	(363,441)	425,488
2022	500,000	48,000	350,000	898,000	(198,179)	699,821
2023	500,000	48,000		548,000	(1,069,098)	(521,098)
2024	375,000	36,000		411,000		411,000
	1,875,000	168,000	602,929	2,645,929	(1,630,718)	1,015,211
Other Adjustrments						
Employee Stock Option Plan			C			(1,800,000)
Stock Sales of DOT8			B			(2,923,237)
Total Other Adjustments						(4,723,237)
Due from Reichman						(3,708,026)
A	SEC 10K 2022 2021					
B	David Reichman established Dream On Entertainment					
C	See Receiver's first report to the Court					

The table above does not take into consideration the monies that Mr. Reichman defalcated from the Company after the minute order in August of 2024 (totaling **$43,928.74**), the **$327,000** sent from GTII's account to Ms. Justine Richman, or the vast amount of personal expenses the Company paid for directly and through payoff of personal credit cards for Mr. Reichman and his family. Nor does the amount take into consideration the roughly **$20,000** in untraceable ATM withdrawals direct from GTII's TD bank account between March 2022 to December 2024, plus an unaccounted 3/1/2023 wire from GTII's Citi Bank account for $100,000 to Mr. Reichman's personal Citi Bank account.

i. <u>Additional Comments</u>

B $2,923,237 is the amount of GTII stock Dot8 sold. Ms. Reichman has argued that her father gave her Dot8 WY because she needed an "entity" to do consulting work. This of course makes no sense. Ms. Reichman already had an entity called Dot8 a Nevada corporation. The receiver believes the sole purpose of creating Dot8 WY was to intentionally create confusion with Ms. Reichman's Dot8 NV. As a tax expert, Mr. Reichman knew that Dot8 remained a

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

subsidiary of GTII. Likewise, Mr. Reichman knew that GTII's tax losses could be used to mask Dot8's future sale of stock.

With Regards to Mr. Reichman's compensation; while executives are entitled to compensation for their roles, the IRS has regulation and guidelines in place to prevent abuse and ensure that compensation packages are reasonable in relation to the services provided. Mr. Reichman's salary could very well be declared excessive in light of the Company having no revenue since before 2007. This could have adverse effects of reducing the Net Operating Loss carryforwards of GTII. Additionally, in 2023, Mr. Reichman's salary mysteriously increased from an accounting perspective, from $500,000 to $600,000, and there was never a board resolution or agreement to formalize this.

Potential violations of Sarbanes Oxley exist in that it appears that Mr. Reichman owes the Company a material amount of money. Under Sarbanes Oxley, there are several provisions that relate to the duties and responsibilities of corporate officers, especially concerning financial reporting and disclosure.

Possible Fraud and Misrepresentation: If Mr. Reichman's debt is used in a way that misleads investors or affects financial reporting, it could lead to violations under SOX related to corporate fraud. Also, from all appearances, it could be concluded that Mr. Reichman used Dot8 WY as his alter ego.

If DreamOn/Dot8 WY does not appear in any accounting or public filings in any year, the conclusion is that Mr. Reichman sought to conceal the existence of Dot8 as his alter ego, and further justification as to why the $2.9mm in Dot8 WY stock sales is property of GTII.

We would also note that Mr. Reichman did not keep Dot8 in good standing until he wanted to sell stock and open brokerage accounts and even went so far as to refile 4 years of Wyoming Secretary of State records to remove his name from the filings, stating the filings were "defective due to oversight by the Company", filed in May of 2023.

In discussions with two of the prior auditors of GTII, they had never heard of Dream On Entertainment or Dot8. Therefore, David Reichman, and all of GTII's former board of directors, intentionally misled all of the past auditors, which is possibly securities fraud.

The $54 million in stock bonuses approved by the board of directors should be reported on W-2 forms and a payroll tax return should be filed.

Furthermore, on IRS Form 1120, for the years 2016, 2017, 2018, 2019, 2020, 2022, & 2023, Line 12 reports $0 in Compensation to Officers. It is our belief that GTII's former Directors & Officers may have committed tax fraud by not properly reporting compensation to the IRS. That may explain why no W-2's exist.

C $1,800,000 is the amount of money paid to Mr. Reichman by Markowitz from the illicit Profit Sharing Trust Plan stock sale.

l. Reichman Defalcation of Receivership Estate Funds after Minute Order

From the time the minute order to appoint the Receiver was granted, David Reichman continued to access funds in the Company's TD account and defalcated **$89,578.74**.

The only exception is the payment to Fortune CPA, which the Receiver would have paid upon successful completion of the audit. Despite replacing Fortune CPA as auditors, we are unlikely to see any of those auditor fees returned without expensive litigation.

As such, the total due to the Receiver by Mr. Reichman is **$43,928.74. We must demand the return of those funds immediately.**

Payments made after receiver notice		
08/30	check to Jennifer Lefkowith	5,000.00
09/03	AMEX EPAYMENT	7,089.14
09/05	AMEX EPAYMENT	12,153.78
9/9	check to fortune cpa	45,650
9/18	WEB, AUTOBOOKS, INC.	10.89
9/19	AMEX EPAYMENT	7,796.12
9/23	AMEX EPAYMENT	5,980.65
9/23	CITI AUTOPAY	2,498.62
9/27	DISTR CRT CLERKS	1,603.00
9/27	CITI AUTOPAY	1,052.19
9/27	CITI AUTOPAY	144

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

Payments made after receiver notice		
08/30	check to Jennifer Lefkowith	5,000.00
9/30	transfer to reichman personal	366.01
12/30	transfer to reichman personal	234.34
		$89,578.74

m. Garrett Hunter Subpoena

On Saturday, March 8, the Receiver successfully served a subpoena on Garrett Hunter, Mr. Reichman's interior designer for the Condo. The goal of the subpoena was to obtain access to a storage unit located in Van Nuys, California that contains Receivership Estate Assets that Mr. Reichman intended to furnish the Condo with. The Receiver will further seek to compel Mr. Hunter for access to the Storage Unit to conduct an inspection.

n. Gold Transactions International, Inc. Update

As previously mentioned in the Receiver's Third Interim Report, Gold Transactions International, Inc., the opaque joint venture established between GTII and several individuals and entities in Utah, is complex and evolving. Presently, the Receiver will allow until June 30, 2025, for performance on the representations made by various parties involved in the joint venture and affiliated entities. Should the parties fail to deliver on the monetary performance as represented, then the Receiver will be inclined to litigate and seek monetary damages.

o. Aiversity Inc. Update

As previously mentioned in the Receiver's Third Interim Report, the Receiver presented a potential merger transaction to the Court. After allowing sufficient time for defendants, plaintiffs, and existing GTII shareholders to voice their support, rejection, concern, learn more information, and engage with the Receiver and John Forster, CEO of Aiversity, the Court approved the transaction and a finalized version of the Plan of Merger and Reorganization

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

Agreement will be drafted. The Receiver loaned $50,000 to Aiveristy on January 15, 2025, in a 0% 60 day on demand promissory note and was repaid on March 20.

p. Additional Receivership Administration Activities

The Receiver continues to work with vendors to mine data from subpoena production. We have outstanding settlement agreements pending approval and execution that will further assist in cleaning up the accounting aspects of the Company.

At the time of writing On May 5, 2025, the Receiver filed with the Court a Motion to (1) Approve Procedure to Administer Claims and Proof of Claim Form, (2) Establish Deadline for Filing Proofs of Claim, and (3) Permit Notice by Mail and Publication (the "Receiver's Motion"). The Court has not yet acted on the Receiver's Motion.

Going forward we will properly dissolve the abandoned subsidiaries of the Company that complicate accounting and audit work.

q. Recommendations of the Receiver

Because GTII was not operating a viable business and was dissipating investor funds and diluting shareholder value through illicit stock sales it is necessary to move forward with any process that could successfully achieve the goal of clawing back illicitly issued stock and marshal any assets from those that materially benefitted from the misconduct of GTII's former directors and officers. The Receiver should continue to identify assets and claims and pursue them for the benefit of the Receivership Estate and the new business the Receiver proposes to merge with the Company. The Receiver recommends that the receivership continues.

r. Receiver's Costs & Disbursements

Since the last Receiver's report, the Receiver has spent $199,337.10 on administration, vendors, statutory fees, travel expenses, and a short-term loan. Additional the Receiver's own compensation was $63,514 and there was a $50,000 short-term loan to Aiversity as mentioned above.

The Receiver has also been transferred 1,512,500 in GTII shares as part of his success fee for recovering the shares mentioned above.

<u>Summary</u>

The Receiver is continuing to obtain and marshal information regarding the areas of concern he is investigating. The Receiver will continue to keep the Court and the Company's constituents updated regarding his findings and determinations.

Dated this 16th day of May 2025.

  /s/ Paul Strickland Paul Strickland, as Receiver	GARMAN TURNER GORDON LLP */s/ Dylan Ciciliano* WILLIAM M. NOALL Nevada Bar No. 3549 DYLAN T. CICILIANO Nevada Bar No. 12348 MARGARITA ELIAS Nevada Bar No. 14867 7251 Amigo Drive, Suite 210 Las Vegas, Nevada 89119 Tel: (725) 777-3000 Fax: (725) 777-3112 *Attorneys for Receiver Paul A. Strickland*

CERTIFICATE OF SERVICE

I hereby certified that the foregoing **RECEIVER'S FOURTH INTERIM REPORT** was submitted electronically for filing and/or service with the Eighth Judicial District Court on May 16, 2025. Electronic service of the foregoing document shall be made in accordance with the E-Service List:[4]

CHAD F. CLEMENT
Nevada Bar No. 12192
ALEXANDER K. CALAWAY
Nevada Bar No. 15188
MARQUIS AURBACH
10001 Park Run Drive
Las Vegas, Nevada 89145
Tel: (702) 382-0711
Fax: (702) 382-5816
Email: clement@maclaw.com
acalaway@maclaw.com

Attorneys for Plaintiffs

BRETT O. WHIPPLE
Nevada Bar No. 6168
JUSTICE LAW CENTER
1100 S. Tenth Street
Las Vegas, Nevada 89104
Email: civil@justice-law-center.com

Attorneys for Frank Benintendo

BRIAN A. HERMAN (*pro hac vice*)
MORGAN, LEWIS, & BOCKIUS LLP
101 Park Avenue
New York, New York 10178-0060
Telephone: (212) 309-6000
Facsimile: (212) 309-6001
Email:brian.herman@morganlewis.com

Attorneys for Defendant David Reichman

DAVID A. CARROLL
Nevada Bar No. 7643
ANTHONY J. DIRAIMONDO
Nevada Bar No. 10875
ROBERT E. OPDYKE
Nevada Bar No. 12841
RICE REUTHER SULLIVAN & CARROLL, LLP
3800 Howard Hughes Parkway, Suite 1200
Las Vegas, Nevada 89169
Telephone: (702) 732-9099
Facsimile: (702) 732-7110
Email: dcarroll@rrsc-law.com
adiraimondo@rrsc-law.com
ropdyke@rrsc-law.com

Attorneys for Defendant David Reichman

[4] Pursuant to Administrative Order 14-2, dated May 9, 2014, service by electronic means is mandatory in the Eighth Judicial District Court. Further, pursuant to EDCR 8.05(a), each party who submits an E-Filed document through the E-Filing System consents to electronic service in accordance with NRCP 5(b)(2)(D); and, pursuant to EDCR 8.05(d), users who register with the electronic filing system are deemed to consent to receive service electronically.

DANIEL R. MCNUTT
Nevada Bar No. 7815
MATTHEW C. WOLF
Nevada Bar No. 10801
MARK D. HESIAK
Nevada Bar No. 12397
MCNUTT LAW FIRM, P.C.11441
Allerton Park Drive, Suite 100
Las Vegas, Nevada 89135
Tel: 702-384-1170
Email: drm@mcnuttlawfirm.com
mcw@mcnuttlawfirm.com
mdh@mcnuttlawfirm.com

Attorneys for Defendant Kathy Griffin

TYSON E. HAFEN
Nevada Bar No. 13139
DUANE MORRIS LLP
100 North City Parkway, Suite 1560
Las Vegas, NV 89106
Tel: (702) 868-2600
Email: tehafen@duanemorris.com

Attorneys for Non-Party Justine Reichman

And by placing said copy in an envelope, postage fully prepaid, in the U.S. Mail, said envelope addressed to the following:

Donald Gilbert
280 Hillman Avenue
Staten Island, NY 10314
Pro Se Defendant

/s/Dylan T. Ciciliano
An employee of
GARMAN TURNER GORDON LLP

Exhibit A



David Reichman
Justine Reichman
GTII Public Company
Mark Richardson (lawyer stock launder)
SF Irrevocable Trust
GTII Medical Advisory Committee
Bill Glaser
Nathalie Ghidella (ex girlfriend)
Barbara T Anderson Irrevocable TRUST
Evelyn Alsultany
Fabian Alsultany
Highest Star Investments
RAB Electronics, Inc.
Robin Beeso (deceased)
Steven Paul Facilitation Trust
Richly Deserved, Inc
Paul Brownstein TRUST
Frances R. Davidson Frances Davidson TRUST
Daniel Bessel Trust
MJ Macaluso TRUST
The Anne Frances TRUST
Roy Lester (lawyer)
Wayne Crumpley
First America Business Management & Consultant, Inc.
Warren Markowitz
CYA Esq Holdings, LLC
MZA Holdings, Inc
Internet Capital Online, Inc. (WY)
GTII Employee Profit Sharing Trust Plan
Arthur Schwartz (Deceased)
Hans & Rosy Epstein Memorial Committee, Inc
Paula Hill
Phil Fahr
Karen Frank
Jamie Frank
Gregg Frank
Eric Frank
Rachel Wallit
Daniel Marcus
Functional Health Strategies, LLC
American University
Ithaca College
Pace College
Northeastern University
Leslie Schlachter
Kent Jacobs
Margaret Williams
Dr. Celso Tello
Dr. Stephen Freedland
Hosam B Shaha
Hemalee Patel
Cedars-Sinai Medical Center
Icahn School Of Medicine
Dr. Joshua Bederson
Rudy Durand
Tommy Wong
Raphael Costa
John Scrudato (accountant)
Dot8, Inc
Derek Gilbert (Son)
Don Gilbert
Christopher Cecil (former assistant Secretary)
Frank Benintendo
Robert Hantman
Kathy Griffin
Peter Dichiara (Lawyer)
Alexandra Alvarez (Zeloum)
David C. Horton (Friend of Kathy)
Paul Pelosi Jr (Friend of Kathy)
Theresa O'Reilly (Mother-Deceased)
Ann Muriel Marcos Muriel Zaleta (Daughter)
Margaret Griffin (daughter)
Bethany Dudek (Sister)
David Griffin (Husband)
Janice Keating (Sister)
Matthew Martinez (Friend of Kathy)
High Star Investments
RAB Electronics (WY)
Robin Beeso Inc (WY)
Richly Deserved, Inc
Fraudulent Entities Established to Steal Robin Beeso Estate Shares